SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                   ___________________________________________


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                  March 2, 1995

                    ________________________________________


                           THERMO ELECTRON CORPORATION
             (Exact name of Registrant as specified in its charter)


   Delaware                        1-8002                           04-2209186
   (State or other               (Commission                  (I.R.S. Employer
   jurisdiction of               File Number)           Identification Number)
   incorporation or
   organization)


   81 Wyman Street                                                  02254-9046
   Post Office Box 9046                                             (Zip Code)
   Waltham, Massachusetts
   (Address of principal executive offices)


                                 (617) 622-1000
                         (Registrant's telephone number
                              including area code)
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   Item 5.  Other Events
            ------------

        On March 2, 1995, Thermo Electron Corporation's Thermo Instrument Systems Inc. subsidiary ("Thermo Instrument") issued a press release, attached hereto as Exhibit 1, to announce that it has signed a purchase agreement with Fisons plc ("Fisons") to acquire the Scientific Instruments Division of Fisons for 202 million British pounds sterling, subject to a post-closing adjustment. For the fiscal year ended December 31, 1994, the division reported revenues of 261.7 million pounds and a trading loss of
   11.7 million pounds. Revenues for the six-month period from July 1, 1994 to December 31, 1994 were 157.3 million pounds, with a trading profit of
   0.9 million pounds.

        The acquisition is subject to certain conditions, including approval by Fisons shareholders, regulatory approvals, consent of certain third parties, and customary conditions to closing. Thermo Instrument intends to fund the purchase price from available cash and through borrowings from Thermo Electron Corporation, which owns approximately 83% of Thermo Instrument's outstanding capital stock.

   Item 7.  Financial Statements, Pro Forma Combined Condensed Financial
            ------------------------------------------------------------
            Information and Exhibits
            ------------------------

            (a) Financial Statements of Business Acquired: Not applicable.

            (b) Pro Forma Combined Condensed Financial Information: Not
                applicable.

            (c) Exhibits

                1. Thermo Instrument Systems Inc. Press Release dated March
                   2, 1995.



























                                        2
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 6th day of March 1995.



                                             THERMO ELECTRON CORPORATION


                                             By: /s/ Paul F. Kelleher
                                                 -----------------------
                                             Paul F. Kelleher
                                             Chief Accounting Officer